Exhibit 99.1

REMARKS OF CARLOS P. NAUDON

PRESIDENT AND CEO

PDL COMMUNITY BANCORP AND PONCE BANK

THE 2020 ANNUAL SHAREHOLDERS’ MEETING

PDL COMMUNITY BANCORP

JUNE 9, 2020

Fellow stockholders, directors, officers and staff members:

I thank you for attending our 2020 annual meeting.  It is my pleasure and privilege to address you and have a discussion with you this morning.

It is unfortunate that the circumstances in which we are currently living prevent us from having a more personal and familial meeting.  At Ponce Bank, we are proud of, and are distinguished by, our warmth, personal service and the close cordiality of our Ponce Family.  It is something that we miss terribly in this pandemic world.  Elbow bumps do not come anywhere near replacing a welcome hug.  And temperature taking feels intrusive. But, now, finally, we might be nearing the end of the tunnel.  So, hopefully, one day soon we will get back the dear things we had to set aside to combat COVID19.

COVID19 is not the only societal challenge we face today.  As a minority depository institution, an “MDI,” Ponce Bank was founded by Latino community members 60 years ago, in 1960, to address the under-serving and under-banking that existed in the communities of color in the South Bronx.  There are many parallels to draw upon between the times of today and the times of the 1960’s.  Certainly many parallels in areas that Ponce Bank, as an institution dedicated to the betterment of our minority communities, would be remiss not to mention here.  In fact, I believe that it would not be in keeping with the missions of Ponce Bank and PDL Community Bancorp to ignore and turn a blind eye to the events of today.

The 1960s were marked by racially-fueled violence.  A violence that destroyed the very communities we had set out to support and improve.  A violence that shattered the fragile economy created by minority and immigrant entrepreneurs that risked everything to share in the American Dream.

Today, racism is again raising its ugly head.  A racism, it would appear, aided and abetted largely for the sake of political gains.  And, it is once again that our communities of color bear the brunt of the economic displacement –   economic meltdown and pillage is the reality – being caused by the disruption of the protests, however well intended, against racism and by the destruction caused by the anarchists and those bent on looting.  But, that is not all.  No small part of the destruction is being caused by the laissez faire policies of those wishing to profit, financially and politically, from these disturbances.  One wonders if COVID19 had not happened, would there now be a movement to create PPP loans and IDLE loans and Main Street loans to help resurrect the communities of color so damaged by these disturbances?  Sadly, as in the 1960s, it would be unlikely that the politics of Washington today would fare better than those of the Great Society of the 1960s.

It is maddening that many thought that, as a society, we had made great strides since the 1960s; the reality was otherwise, sadly.  Maybe we all suffer from Cognitive Dissonance.  Maybe. But, I am proud to say, not Ponce Bank nor PDL Community Bancorp.  For unlike in the 1960s when Ponce Bank was a fledging, small and lowly capitalized institution, today, thanks to the efforts of our predecessors and the mutual holding company conversion, we are a stronger, much larger and well-capitalized institution.  Having grown more than tenfold since the 1960s, into one of the largest MDIs in the country, we have the reach and financial strength to positively impact our communities.  Now, during these troubling times, we have the strength and wherewithal to make a difference.  We were founded in 1960 because our founders had a vision of what a local bank could become for its community.  We continue with that wonderful legacy of vision, the vision of deciding every day what our future could, and will, become tomorrow. This vision is, in fact, embedded in our five key strategic goals for 2020; we create our future every day. When a prospect becomes a customer, a new future is created.

As part of our strategy – call it vision - in converting into a mutual holding company form of organization, we applied for and received the designation of “Community Development Financial Institution, “CDFI”” for both the bank and holding company.  We believe we are only one of 50 institutions in the country that is both an MDI and a CDFI.  Also as part of our strategy, we applied for and received approval from the U.S. Small Business Administration to be an approved SBA lender.

We recently put all of these tools to use to make a difference in our communities, in their now latest time of need.  I am pleased to tell you that, aided by the leadership of Madeline Marquez and Yanni Kouzilos, we were able to process over 1,000 applications for PPP loans and received SBA approvals for almost 800 loans totaling over $80 million dollars.  1,000 applications, 800 loans and $80 million.  I wish we could do more.   But, although money helps, economic resurgence and recovery does not occur with money alone.  Our entrepreneurs need resources and education.  We are helping there, too.  We just had the first of what could be many webinars on how to receive the coveted forgiveness of the PPP loans.  And, more outreach and community development is on the way.  We will continue to have our hands full and will continue to enhance our community reinvestment efforts.

We recently announced that we had received New York State regulatory approval for the acquisition of Mortgage World Bankers.  As we look forward to a prompt closing of the transaction, our sights are on quickly bringing to our communities better housing finance options.  Our residents and our small business owners need better alternatives; the 30-year fixed rate residential loans saleable in the secondary markets and non-qualified mortgages better suited for the self-employed are but two of the tools we are ready to deploy to assist in the resurgence of our communities.

And, speaking of education and resurgence of our communities.  The modernization of Ponce Bank and its products and services was also a vision of our mutual holding company conversion.  Although we deployed, and continue to improve our electronic services, our efforts to educate our communities about electronic banking services had low conversion rates; it was hard to change people’s habits and preferences without a disruptive event.  COVID19 proved to be a powerful disruption.  Today, the rate of adoption of our electronic services has increased exponentially.  From achieving over 50% opening rates of our emails to customers to more than doubling the issuance of debit cards, our customers are accepting and adopting electronic services in record numbers. Although this may open us to more competition from the deeper-pocket banks, as our customers become more valuable in their eyes, our communities are better off by moving into the mainstream of financial services.  And, as an institution, so are we.

Our mission, plainly stated, is to create value for our stakeholders.  Let’s look at those two words, value and stakeholders, carefully.

We define our stakeholders as our shareholders, communities, borrowers, depositors and Ponce Bankers, our staff.  Creating value for them is our mission, for when we create value for them we create value for our institution.

How do we measure that “value?”  It is not always easy.  Financial tools are there to measure a part of the value proposition, mostly at the institutional level.  Stock price, book value, ROI, ROE, etc.  Those metrics are readily available and accepted.  However, when it comes to the value of customers, communities and staff, in particular, institutions falter. Our stakeholders are our greatest asset but this asset remains hidden, off our financial statements. It is difficult to create or add to value if one cannot measure and manage that value.

Recognizing this shortcoming, we have set out to measure and manage value and the processes that create value as we function as an institution.  We know how we used to measure and manage it.  Until our recent growth, say even ten years ago, we, and I mean our executives, managers and rank-and-file bankers, could easily mentally keep track of when Mrs. Lopez last came to the branch; when Mrs. Johnson would send her grandson with a deposit; when we last met with Mr. Gonzalez about his loan; or when Mr. Smith, the accountant, asked for help in getting Dr. Contreras’ statements.  That ability enabled us to provide our services in a personalized manner greatly distinguished from that of our competitors.  Unfortunately, in today’s fast-paced electronic world and with the growth of our customer interactions, it is much harder to remember each and every one of our customers.  Yet, we have to, if we are to continue to differentiate ourselves and add value to our stakeholders.  We quickly determined that we needed a vision of how to remember and know each of our customers.  We call that customer 360 view, and have already begun executing it.  We signed a multi-year contract with Salesforce and supporting parties to fully implement a Salesforce environment at Ponce Bank.  We call it our GPS, our Guided Path to Success, where every customer is owned by a Ponce Banker.  It is an environment that will track, measure, report on and facilitate successful completion of every aspect of our business.   From when there is a first contact with a prospect to when a customer last interacted with our executives, and everything in between.  Hence, the 360 view of GPS.  We will measure every element of how, when and how much we capture, create and enhance value for customers as well as all other stakeholders.

But, before we can measure value we have to determine where value comes from.  We know that the value of deposits can be measured from the premium acquirers of branches are willing to pay for them.  We know that value to depositors comes from interest rates paid on certificates of deposits. We know that value to local business comes from our ability to accept and timely process their deposits. We know that value comes from convenience and from banking where, when and how you, as a customer, want to bank.

We also know that value comes from our brand.  We know that people want to bank with a brand that represents bankers welcoming immigrants and minorities and embodying all the positive attributes that this suggests. People want to associate with success and they know that we are hard-working, enterprising, creative and resilient and we’ve proven this for many decades, for many of our customers, and their grandparents and parents, grew with us. So, we need to measure their brand acceptance and adoption.  We need to know that what we do makes them proud to be associated with us.  We call this ”Ponceproud” and throughout the COVID19 pandemic we have shared this pride and have been acknowledged for it.

Value also comes from our legacy.  Our legacy of survival, of empowerment in the face of marginalization and of community commitment.   Our creation of the Ponce de Leon Foundation and its use of grants to empower and overcome barriers faced by community organizations is another measure of the value we create.

Value also comes from our very mission, our purpose, which is to create value for our stakeholders.  As I have already said, our value as a CDFI, a Community Development Financial Institution, is critical in today’s destructive environment and the need to assist quickly in the resurgence and redevelopment of the economies of our damaged communities.  We are well positioned and ready to do so, thereby adding value to the rest of our stakeholders.

We have one key value, which we continue to enhance, that is not reflected in our financial statements at all. It is the value of our charter – or now, our charters, plural, as we not only have a bank; we have a mortgage company, soon two, a real estate holding entity, a mutual holding company and a financial holding company. That is a lot of charters whose values are not measured and carried in our financial statements; it is not something we can show our stakeholders. Nevertheless, the bank charter is a very valuable tool for many reasons.  For one, it enables us to create money for our communities.  We were able to put $80 million of PPP loans into deposit accounts for these borrowers, essentially self-funding them with the very deposits we created.  Money creation is probably the only unique thing about banks – but one we seldom capitalize on.  Non-banks cannot create money.  That is why we want to work with non-bank CDFIs and others similarly situated.

We have the capability to leverage our charter through partnerships with financial technology and other companies that have innovative ideas but cannot see them deployed without access to a banking charter.  To that end, we have already announced agreements with two of these “Fintech” companies, as they are known.  One Fintech, Grain Technologies, is already enabling us to serve the underbanked with microloans and credit enhancement tools.  The other one, LendingFront, will enable us as the city is reopened to make small business loans – desperately needed today – with on-line, real-time decisions made in minutes while at a small business location. These technological partnerships provide scalability to both our charter and our reach, thereby furthering the accomplishment of our mission.

An additional source of value comes from our technology.  I mentioned digital banking already, how our customers have embraced technology in getting banking services during this COVID19 pandemic.  There is great value – and great cost – in building a technological infrastructure that creates efficiencies, enables partnerships and can be integrated with other enabling technologies that we can leverage to improve economic opportunity and seek to equalize economic inequality.  That builds value.  And, our Salesforce efforts seek to capture and enhance that value. We now look to leverage our technological efforts to begin the eventual full deployment of a digital bank, a digital bank that will allow us increase our reach into communities that we resonate with but that lay beyond our current physical reach. We experienced that in accepting applications from a few PPP applicants outside our metropolitan area.  And, we all know that New York City is not the only area that suffers the ravages of financial inequality that we were founded to overcome.

Like our founders in the 1960’s crisis in the Bronx, we are using this moment of pandemic and social unrest to create something better, something more long-lasting and something of greater impact in the betterment of our communities and the value we seek to create for our stakeholders.

I recognize that I have yet to discuss the numbers, our financial results for the year 2019.  That has been purposeful.  The numbers are there and I can answer any question about where we have been in 2019.  I thought it most important to talk about where we want to go in 2020 and beyond, and why.

But first, I would be remiss if I did not address one additional element: why are we here, still able to serve our communities and enhancing the value we provide our stakeholders?  It is because of our people, our Ponce Bankers, and their steadfast commitment to being front-line, essential workers.  Our people have endured sickness, hardship, personal loss and even death from COVID19.  They are now enduring personal violence, loss of local businesses, burnt out community service providers and limits on personal freedoms.  Yet, during the pandemic and now the social unrests, they have enabled us to keep our branches open; we continue to deliver financial services to our communities; we issued more than $120 million in PPP and other loans; we continue accepting payments to maintain peoples’ creditworthiness; we provided payment forbearance to many of our borrowers; we processed over 50,000 ACH transactions last month; and kept our ATMs in service – to name just a few of the things our people have done, all while commuting to branches and braving the pandemic, or working from home while quarantined, educating children marooned from schools, recovering from COVID19 and taming their personal anxieties and fears.  Our Ponce Bankers have behaved admirably, performed impeccably and carried on the proud traditions instilled by our founding fathers 60 years ago.  So, to them I say “muchisimas gracias.”

And to all of you, fellow shareholders, I express my appreciation for your continued support and give you another “muchas gracias.”

Now, I would be pleased to address any questions you might have.